Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

January 24, 2008

KAR Holdings, Inc.

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

Re:	KAR Holdings, Inc. and the Guarantors Listed on Schedules I and II hereto

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to KAR Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors (defined below) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the public offering by the Company of up to $150,000,000 aggregate principal amount of Floating Rate Senior Notes due 2014 (the “Floating Exchange Notes”) and up to $450,000,000 aggregate principal amount of 8 3/4% Senior Notes due 2014 (the “Fixed Exchange Notes” and, together with the Floating Exchange Notes, the “Senior Exchange Notes”) and, in each case, the applicable Senior Guarantees (defined below), and (ii) the public offering by the Company of up to $425,000,000 aggregate principal amount of 10% Senior Subordinated Notes due 2015 (the “Subordinated Exchange Notes” and, together with the Senior Exchange Notes, the “Exchange Notes”) and the Subordinated Guarantees (defined below).

The Floating Exchange Notes are to be issued under an indenture dated as of April 20, 2007, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated December 26, 2007, among the Company, ADESA Dealer Services, LLC, ADESA Pennsylvania, LLC, Automotive Finance Consumer Division, LLC, Dent Demon, LLC, Sioux Falls Auto Auction, Inc., Tri-State Auction Co., Inc. and Zabel & Associates, Inc. (collectively, the “Additional Guarantors”), the other guarantors party thereto and the Trustee, and the Second Supplemental Indenture, dated January 22, 2008, among the Company, Axle Holdings, Inc. (“Axle Holdings”), the other guarantors party thereto and the Trustee (as so supplemented, the “Floating Indenture”). The Floating Indenture provides for the guarantee of the Floating Exchange Notes (the “Floating Guarantees”) by certain subsidiaries of the Company incorporated or formed pursuant to the laws of the State of Delaware or New York, and listed on Schedule I hereto (the “DE/NY Guarantors”) and other subsidiaries listed on Schedule II hereto (the “Non-DE/NY Guarantors” and, together with the DE/NY Guarantors, the “Guarantors”).

KAR Holdings, Inc.

January 24, 2008

The Fixed Exchange Notes are to be issued under an indenture, dated as of April 20, 2007, among the Company, the guarantors named therein and the Trustee, as supplemented by the First Supplemental Indenture, dated December 26, 2007, among the Company, the Additional Guarantors, the other guarantors party thereto and the Trustee, and the Second Supplemental Indenture, dated January 22, 2008, among the Company, Axle Holdings, the other guarantors party thereto and the Trustee (as so supplemented, the “Fixed Indenture”). The Fixed Indenture provides for the guarantee of the Fixed Exchange Notes (the “Fixed Guarantees” and, together with the Floating Guarantees, the “Senior Guarantees”) by the Guarantors.

The Subordinated Exchange Notes are to be issued under an indenture, dated as of April 20, 2007, among the Company, the guarantors named therein and the Trustee, as supplemented by the First Supplemental Indenture, dated December 26, 2007, among the Company, the Additional Guarantors, the other guarantors party thereto and the Trustee, and the Second Supplemental Indenture, dated January 22, 2008, among the Company, Axle Holdings, the other guarantors party thereto and the Trustee (as so supplemented, the “Subordinated Indenture” and, together with the Floating Indenture and the Fixed Indenture, the “Indentures”). The Subordinated Indenture provides for the guarantee of the Subordinated Exchange Notes (the “Subordinated Guarantees” and, together with the Senior Guarantees, the “Exchange Guarantees”) by the Guarantors.

The Floating Exchange Notes are to be offered by the Company in exchange for up to $150,000,000 aggregate principal amount of its outstanding Floating Rate Senior Notes due 2014; the Fixed Exchange Notes are to be offered by the Company in exchange for up to $450,000,000 aggregate principal amount of its outstanding 8 3/4% Fixed Rate Senior Notes due 2014; and the Subordinated Exchange Notes are to be offered by the Company in exchange for up to $425,000,000 aggregate principal amount of its outstanding 10% Senior Subordinated Notes due 2015 (collectively, the “Original Notes”). The foregoing exchange offers are referred to herein collectively as the “Exchange Offer.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

KAR Holdings, Inc.

January 24, 2008

(ii)	an executed copy of the Exchange and Registration Rights Agreement, dated as of April 20, 2007, by and among the Company, the guarantors named in the respective Indentures, and Goldman, Sachs & Co., Bear, Stearns & Co. Inc., UBS Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers as defined therein (the “Registration Rights Agreement”);

(iii)	executed copies of the Indentures;

(iv)	the Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware;

(v)	the By-Laws of the Company, as certified by Rebecca C. Polak, the Secretary of the Company;

(vi)	the Certificate or Articles of Incorporation and the By-Laws of each of the DE/NY Guarantors that are corporations, as certified by Rebecca C. Polak, the Secretary of the Company;

(vii)	the Certificate of Formation or Articles of Organization, as applicable, and the Operating Agreements of each of the DE/NY Guarantors that are limited liability companies, as certified by Rebecca C. Polak, the Secretary of the Company;

(viii)	certain actions by written consent of the Board of Directors of the Company, dated as of April 12, 2007, and of the Pricing Committee of the Board of Directors of the Company, dated April 13, 2007, relating to the Exchange Offer, the issuance of the Original Notes and the Exchange Notes, the Indentures and related matters, as certified by Rebecca C. Polak, the Secretary of the Company;

(ix)	certain actions by written consent by the Board of Directors of Axle Holdings, Inc., dated January 22, 2008, and of the Board of Directors or Managers, as applicable, dated April 20, 2007, of each of the DE/NY Guarantors relating to the Exchange Offer, the Indentures, the Exchange Guarantees and related matters, as certified by Rebecca C. Polak, the Secretary of the Company;

(x)	the Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1, of the Trustee with respect to the Floating Indenture, filed as an exhibit to the Registration Statement;

KAR Holdings, Inc.

January 24, 2008

(xi)	the Statement of Eligibility and Qualification under the Trust Indenture Act, on Form T-1, of the Trustee with respect to the Fixed Indenture, filed as an exhibit to the Registration Statement;

(xii)	the Statement of Eligibility and Qualification under the Trust Indenture Act, on Form T-1, of the Trustee with respect to the Subordinated Indenture, filed as an exhibit to the Registration Statement; and

(xiii)	the form of the Exchange Notes, included as an exhibit to the applicable Indentures.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the DE/NY Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that each of the Guarantors has been duly organized and is validly existing in good standing, and has requisite legal status and legal capacity, under the laws of the respective jurisdictions of organization or incorporation, as applicable, and that each of the Guarantors, other than the DE/NY Guarantors, has complied and will comply with all aspects of the laws of all relevant jurisdictions in connection with the transactions contemplated by, and the performance of its obligations under, the Indentures, the Registration Rights Agreement, the Exchange Notes and the Exchange Guarantees (collectively, the “Transaction Documents”), other than the laws of the State of New York in so far as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) we have assumed that the execution and delivery by the Company and the Guarantors of the Transaction Documents and the performance by the Company and the Guarantors of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company, the Guarantors or any of their properties are subject;

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January 24, 2008

(b) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

(c) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Transaction Documents or any transactions contemplated thereby.

Our opinion set forth herein is limited to the laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the laws of any jurisdiction other than the Opined on Law or as to the effect of any such non-opined on law on the opinion herein stated.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. When the Registration Statement becomes effective and the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When the Exchange Notes have been duly executed, authenticated, issued and delivered in exchange for the Original Notes in accordance with the provisions of the applicable Indenture, the Registration Rights Agreement and the Exchange Offer and the Exchange Guarantees have been duly executed and delivered in accordance with the provisions of the applicable Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Guarantees of each Guarantor will constitute valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms.

KAR Holdings, Inc.

January 24, 2008

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Schedule I

DE/NY Guarantors

1.	ADESA, Inc., a Delaware corporation

2.	ADESA Arkansas, LLC, a Delaware limited liability company

3.	ADESA New York, LLC, a New York limited liability company

4.	Axle Holdings, Inc., a Delaware corporation

5.	IAA Acquisition Corp., a Delaware corporation

6.	Insurance Auto Auctions Corp., a Delaware corporation

Schedule II

Non-DE/NY Guarantors

1.	A.D.E. of Ark-La-Tex, Inc., a Louisiana corporation

2.	A.D.E. of Knoxville, LLC, a Tennessee limited liability company

3.	ADESA Ark-La-Tex, LLC, a Louisiana limited liability company

4.	ADESA Atlanta, LLC, a New Jersey limited liability company

5.	ADESA Birmingham, LLC, an Alabama limited liability company

6.	ADESA California, LLC, a California limited liability company

7.	ADESA Charlotte, LLC, a North Carolina limited liability company

8.	ADESA Colorado, LLC, a Colorado limited liability company

9.	ADESA Corporation, LLC, an Indiana limited liability company

10.	ADESA Dealer Services, LLC, a Indiana limited liability company

11.	ADESA Des Moines, LLC, an Iowa limited liability company

12.	ADESA Florida, LLC, a Florida limited liability company

13.	ADESA Impact Texas, LLC, a Texas limited liability company

14.	ADESA Indianapolis, LLC, an Indiana limited liability company

15.	ADESA Lansing, LLC, a Michigan limited liability company

16.	ADESA Lexington, LLC, a Kentucky limited liability company

17.	ADESA Mexico, LLC, an Indiana limited liability company

18.	ADESA Missouri, LLC, a Missouri limited liability company

19.	ADESA New Jersey, LLC, a New Jersey limited liability company

20.	ADESA Ohio, LLC, an Ohio limited liability company

21.	ADESA Oklahoma, LLC, an Oklahoma limited liability company

22.	ADESA Pennsylvania, LLC, a Pennsylvania limited liability company

23.	ADESA Phoenix, LLC, a New Jersey limited liability company

24.	ADESA San Diego, LLC, a California limited liability company

25.	ADESA-South Florida, LLC, an Indiana limited liability company

26.	ADESA Southern Indiana, LLC, an Indiana limited liability company

27.	ADESA Texas, Inc., a Texas corporation

28.	ADESA Virginia, LLC, a Virginia limited liability company

29.	ADESA Washington, LLC, a Washington limited liability company

30.	ADESA Wisconsin, LLC, a Wisconsin limited liability company

31.	ADS Ashland, LLC, an Ohio limited liability company

32.	ADS Priority Transport Ltd., an Ohio limited liability company

33.	AFC Cal, LLC, a California limited liability company

34.	Asset Holdings III, L.P., an Ohio limited partnership

35.	Auto Dealers Exchange of Concord, LLC, a Massachusetts limited liability company

36.	Auto Dealers Exchange of Memphis, LLC, a Tennessee limited liability company

37.	Auto Disposal Systems, Inc., an Ohio corporation

38.	Automotive Finance Consumer Division, LLC, an Indiana limited liability company

39.	Automotive Finance Corporation, an Indiana corporation

40.	Automotive Recovery Services, Inc., an Indiana corporation

41.	AutoVIN, Inc., an Indiana corporation

42.	Dent Demon, LLC, an Indiana limited liability company

43.	IAA Services, Inc., an Illinois corporation

44.	Insurance Auto Auctions, Inc., an Illinois corporation

45.	PAR, Inc., an Indiana corporation

46.	Sioux Falls Auto Auction, Inc., a South Dakota corporation

47.	Tri-State Auction Co., Inc., a North Dakota corporation

48.	Zabel & Associates, Inc., a North Dakota corporation